EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Aladdin Manufacturing Corporation	Delaware
Alsace Logistique S.A.	France
Altaj Kerama OOO	Russian Federation
Avelgem Green Power CVBA	Belgium
B&M NV	Belgium
Balterio US, Inc.	Georgia
Baltkerama (LLC)	Russian Federation
Bienes Raices y Materiales del Centro, S. de R.L. de C.V.	Mexico
C.F. Marazzi S.A.	Luxembourg
Cevotrans BV	Netherland
Dal Italia LLC	Delaware
Dal-Elit, LLC	Texas
Dal-Tile Chile Comercial Limitada	Chile
Dal-Tile Corporation	Pennsylvania
Dal-Tile Distribution, Inc.	Delaware
Dal-Tile Group Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Industrias, S. de R.L. de C.V.	Mexico
Dal-Tile International Inc.	Delaware
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	British Columbia, Canada
Dal-Tile Operaciones Mexico S. De R.L. De C.V.	Mexico
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Services, Inc.	Delaware
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Tennessee, LLC	Delaware
Dekaply NV	Belgium
Don-Kerama (CJSC) Company	Russian Federation
DT Mex Holdings, LLC	Delaware
DTM/CM Holdings, LLC	Delaware
Dynea NV	Belgium
Explorer S.r.l.	Italy
F.I.L.S. Investments Ltd.	Ireland
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Hytherm Ltd	Northern Ireland
Hytherm Ireland Ltd	Ireland
Hytherm Sales Ltd	Ireland
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russian Federation
Irkutsk-Kerama (CJSC)	Russian Federation
IVC BVBA	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	China
IVC France S.à r.l.	France
IVC Green Power NV	Belgium
IVC Luxembourg S.a.r.l.	Luxembourg
IVC US, Inc.	Georgia

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kerama Baltics OOO	Latvia
Kerama Center (CJSC)	Russian Federation
Kerama Krym (LLC)	Russian Federation
Kerama Ekaterinburg OOO	Russian Federation
Kerama Export (LLC)	Russian Federation
Kerama Golden Ring (LLC)	Russian Federation
Kerama Marazzi (LLC)	Russian Federation
Kerama Nizhny Novgorod OOO	Russian Federation
Kerama Omsk OOO	Russian Federation
Kerama Perm OOO	Russian Federation
Kerama Sochi OOO	Russian Federation
Kerama Spb, LLC	Russian Federation
Kerama-KMV, LLC	Russian Federation
Kerama-Volgograd	Russian Federation
Kerampromservis (LLC)	Ukraine
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi Canada, Inc.	Canada
Marazzi Deutschland G.m.b.H.	Germany
Marazzi Engineering S.r.l.	Italy
Marazzi France Trading S.A.S.	France
Marazzi Group F.Z.E.	UAE
Marazzi Group S.r.l.	Italy
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.L.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Schweiz S.A.G.L.	Switzerland
Marazzi UK Ltd.	United Kingdom
MG China Trading Ltd.	Hong Kong
Moduleo GmbH	Germany
Moduleo Limited	United Kingdom
Mohawk Australia Pty Ltd	Australia
Mohawk Canada Corporation	Nova Scotia, Canada
Mohawk Capital Luxembourg S.A.	Luxembourg
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Transportation of Georgia, LLC	Delaware
Mohawk Carpet, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc	Delaware
Mohawk Europe BVBA	Belgium
Mohawk Factoring II, Inc.	Delaware
Mohawk Factoring, LLC	Delaware
Mohawk Finance S.à r.l.	Luxembourg

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Mohawk Foreign Acquisitions S.a.r.l.	Luxembourg
Mohawk Foreign Funding S.a.r.l	Luxembourg
Mohawk Foreign Holdings S.a.r.l.	Luxembourg
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk International (Europe) S.a.r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Luxembourg S.à r.l.	Luxembourg
Mohawk International Services BVBA	Belgium
Mohawk KAI Luxembourg Holding S.à r.l.	Luxembourg
Mohawk KAI Luxembourg S.à r.l.	Luxembourg
Mohawk Luxembourg Financing S.à r.l.	Luxembourg
Mohawk Luxembourg Holdings S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk New Zealand Limited	New Zealand
Mohawk Operaciones Mexicali S. de R.L. de C.V.	Mexico
Mohawk Operations Luxembourg S.à r.l.	Luxembourg
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Mohawk Singapore Private Limited	Republic of Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk Unilin Luxembourg S.à r.l.	Luxembourg
Mohawk United Finance B.V.	Netherlands
Mohawk United International B.V.	Netherlands
Mohawk Vinyl Financing S.à r.l.	Luxembourg
Monarch Ceramic Tile, Inc.	Texas
MUD (Holding) Brazil Ltda.	Brazil
Oka Kerama (LLC)	Russian Federation
Orelshtamp OOO	Russian Federation
Pergo (Europe) AB	Sweden
Pergo Holding BV	Netherlands
PJSC "Kraj Kerama"	Ukraine
PJSC Budagromekhzaptchastyna	Ukraine
Premium Floors Australia Pty Limited	Australia
RR Apex, LLC	Delaware
S.C. KAI Ceramics SRL	Romania
Sibir Kerama ZAO	Russian Federation
SimpleSolutionsUSA LLC	Delaware
Spanin NV	Belgium
Spano Invest BVBA	Belgium
Spano NV	Belgium
Spanolux OOO	Russian Federation
Spanolux SPRL	Belgium
Stroytrans Orelstroy, CJSC	Russian Federation

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Tiles Co OOD	Bulgaria
Ufa-Kerama (LLC)	Russian Federation
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin ApS	Denmark
Unilin Beheer BV	Netherlands
Unilin BVBA	Belgium
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin Finland OY	Finland
Unilin Flooring India Private Limited	India
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BVBA	Belgium
Unilin Holding SAS	France
Unilin Insulation BV	Netherlands
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin North America, LLC	Delaware
Unilin Norway AS	Norway
Unilin OOO	Russian Federation
Unilin Poland Sp.Z.o.o.	Poland
Unilin s.r.o.	Czech Republic
Unilin SAS	France
Unilin Spain SL	Spain
Volga Kerama	Russian Federation
World International, Inc.	Barbados
Xtratherm Ltd	Ireland
Xtratherm SA	Belgium
Xtratherm Sales SPRL	Belgium
Xtratherm UK Ltd	United Kindgom
Yenisei-Kerama (LLC) LLC YY	Russian Federation
Yugra Kerama (CJSC)	Russian Federation